                                                                  EXHIBIT 4.2(a)

                        LIST OF REGISTRANT'S SHAREHOLDERS
                 WHO ENTERED INTO REGISTRATION RIGHTS AGREEMENT
                  REFERENCED IN EXHIBIT 4.2 WITH THE REGISTRANT

         Shareholder                                          Number of Shares
         -----------                                          ----------------
1.  Massoud Yashouafar                                            2,000,000
2.  Solayman Yashouafar                                           1,790,000
3.  H. Joseph Nourmand                                              535,000
4.  Doris Nourmand                                                  465,000
5.  Raymond Yashouafar                                               70,000
6.  Revytal Yashouafar                                               70,000
7.  H. Joseph Nourmand and Doris Nourmand,                           70,000
    as joint custodians of shares held in the names
    of their two minor daughters